EXHIBIT 32

Certification of Chief Executive Officer and Chief Financial Officer of Anchor Bancorp
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned hereby certify, in their capacity as an officer of the Anchor Bancorp, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and in connection with this Annual Report on Form 10-K, that:

1.	the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.
the information contained in the report fairly presents, in all material respects, the company's financial condition and results of operations as of the dates and for the periods presented in the financial statements included in the report.

/s/Jerald L. Shaw	/s/Terri L. Degner
Jerald L. Shaw	Terri L. Degner
President and	Executive Vice President and
Chief Executive Officer	Chief Financial Officer

Date: September 19, 2018